Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

300 South Grand Avenue, suite 3400

los Angeles, CA 90071 ________ TEL: (213) 687-5000 FAX: (212) 735-5600 www.skadden.com

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April 27, 2022

PLBY Group, Inc.

10960 Wilshire Blvd., Suite 2200

Los Angeles, California 90024

Re:	PLBY Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to PLBY Group, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the resale from time to time by the selling stockholders named in the Registration Statement or their permitted transferees (collectively, the “Selling Stockholders”) of up to an aggregate of 30,431,404 shares of common stock, par value $0.0001 per share, of the Company (the “Secondary Shares”). We have been advised that the Secondary Shares were issued pursuant to (i) the Subscription Agreements, dated as of September 30, 2020 (collectively, the “Subscription Agreements”), by and among Mountain Crest Acquisition Corp and certain institutional and accredited investors, (ii) the Registration Rights Agreements, dated as of September 30, 2020 (collectively, the “Registration Rights Agreements”), by and among Mountain Crest Acquisition Corp and certain institutional and accredited investors, (iii) the Amended and Restated Registration Rights Agreement, dated as of February 10, 2021 (the “A&R Registration Rights Agreement”), by and among the Company, Suying Liu, Dong Liu, Nelson Haight, Todd Milbourn, Wenhua Zhang, RT-ICON Holdings LLC, and each of the other stockholders of Playboy Enterprises, Inc., (iv) the Share Purchase Agreement, dated as of June 28, 2021 (the “HB Merger Agreement”), by and among the Company, PLBY Australia Pty Ltd, Honey Birdette (Aust) Pty Limited, the sellers party thereto, and Ray Itaoui, as the sellers’ representative, (v) the Trademark License Agreement, dated April 30, 2018, as amended by the First Amendment to Trademark License Agreement, made as of January 1, 2019, and as amended by the Second Amendment to Trademark License Agreement, made as of May 12, 2021 (as amended, the “SA Designer Parfums Agreement”), by and between Products Licensing LLC and SA Designer Parfums Limited, and, solely for purposes of certain sections of the Second Amendment, the Company, (vi) the Agreement and Plan of Merger, dated as of October 15, 2021 (the “GlowUp Merger Agreement”), by and among the Company, PB Global Merger Sub Inc., GlowUp Digital Inc. and Michael Dow, (vii) the License, Services and Collaboration Agreement, dated as of November 29, 2021 (the “Washpoppin Agreement”), by and among Washpoppin Ventures, LLC, Playboy Enterprises, Inc., and, solely for purposes of certain sections of the Washpoppin Agreement, the Company and (viii) the Asset Purchase Agreement, dated as of April 1, 2022 (the “With Vibe Agreement”), by and among the Company, Centerfold Digital Inc. and With Vibe, Inc. ((i)-(viii), collectively, the “Transaction Agreements”).

PLBY Group, Inc.

April 27, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)               the Registration Statement;

(b)               executed copies of the Subscription Agreements;

(c)               executed copies of the Registration Rights Agreements;

(d)               an executed copy of the A&R Registration Rights Agreement;

(e)               an executed copy of the HB Merger Agreement;

(f)                an executed copy of the SA Designer Parfums Agreement,

(g)               an executed copy of the GlowUp Merger Agreement;

(h)               an executed copy of the Washpoppin Agreement;

(i)                an executed copy of the With Vibe Agreement;

(j)                an executed copy of a certificate of Chris Riley, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(k)               copies of the Company’s (i) Amended and Restated Certificate of Incorporation, as amended, as in effect as of June 4, 2020 and to February 10, 2021 and certified pursuant to the Secretary’s Certificate and (ii) Second Amended and Restated Certificate of Incorporation, as in effect from February 10, 2021, certified by the Secretary of State of the State of Delaware as of March 28, 2022 (the “Current Charter”), and certified pursuant to the Secretary’s Certificate;

PLBY Group, Inc.

April 27, 2022

(l)                 copies of the Company’s (i) Bylaws as in effect as of September 30, 2020 and to February 10, 2021 and certified pursuant to the Secretary’s Certificate and (ii) Amended and Restated Bylaws as in effect from February 10, 2021 and certified pursuant to the Secretary’s Certificate and as in effect as of the date hereof (the “Current Bylaws”) and certified pursuant to the Secretary’s Certificate; and

(m)              copies of certain resolutions of the Board of Directors of the Company, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Secondary Shares set forth in the applicable Transaction Agreement and the applicable board resolutions and (ii) the issuance of the Secondary Shares has been registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Secondary Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

In addition, in rendering the foregoing opinion we have assumed that the issuance of the Secondary Shares did not constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make this assumption with respect to the Current Charter or the Current Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2021).

PLBY Group, Inc.

April 27, 2022

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission promulgated under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP